Exhibit 5.01

September 26, 2011

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

Re:	Diamond Foods, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Diamond Foods, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on September 26, 2011, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 440,892 shares of the Company’s Common Stock (“Shares”), pursuant to awards granted or to be granted under the Company’s 2005 Equity Incentive Plan (“Incentive Plan”), and the associated preferred share purchase rights (“Rights”) related to the Shares issuable pursuant to the Rights Agreement (“Initial Rights Agreement”), dated as of April 29, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated April 5, 2011, between the Company and Computershare Trust Company, N.A. , as Rights Agent (“Rights Amendment” and collectively with the Initial Rights Agreement, “Rights Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s First Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 20, 2005 (“Restated Certificate”);

(2)	(a) an action by unanimous written consent of the Board of Directors of the Company (“Board”), dated March 10, 2005, pursuant to which the Restated Certificate was approved by the Board;

(b) minutes of the special meeting of the sole stockholder held on March 10, 2005 at which the Restated Certificate was approved by the sole stockholder;

Diamond Foods, Inc.

September 26, 2011

(3)	the Company’s Restated Bylaws (“Restated Bylaws”) approved by unanimous written consent of the Board, dated February 18, 2005, and by written consent of the stockholders of the Company, dated February 19, 2005;

(5)	the Initial Rights Agreement, in the form filed with the Commission as an exhibit to the Company’s registration statement on Form S-1, dated May 3, 2005, as amended by the Rights Amendment in the form filed with the Commission as an exhibit to the Company’s Form 8-A/A, dated April 5, 2011, each of which has been certified to us by one or more of the Company’s officers as being in full force and effect as of the date of this opinion;

(6)	an action by unanimous written consent of the Board, dated March 22, 2005, pursuant to which the Board approved the Initial Rights Agreement, and minutes of a meeting of the Board, dated April 4, 2011, at which the Board approved the Rights Amendment;

(7)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, and the prospectus prepared in connection with the Registration Statement;

(8)	the Incentive Plan and related forms of stock option agreement, stock option exercise agreement and restricted stock purchase agreement;

(9)	the minutes and written consents of the Board and stockholders of the Company approving the filing of the Registration Statement and the sale and issuance of the Shares, as follows:

•	minutes of a meeting of the Board, dated March 10, 2005;

•	action by written consent of the sole stockholder of the Company, dated March 10, 2005; and

•	minutes of a meeting of the Board, dated September 22, 2011;

(10)	a statement from the Company as of September 26, 2011 as to the number of (a) issued and outstanding shares of capital stock, (b) issued and outstanding options, warrants and rights to purchase capital stock (including a list of outstanding options), and (c) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights.

(11)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock and Preferred Stock as of September 23, 2011;

(12)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (“Opinion Certificate”).

Diamond Foods, Inc.

September 26, 2011

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and, except for the due authorization, execution and delivery of the Restated Charter, Restated Bylaws, Incentive Plan and Rights Agreement (as applicable), the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates or instruments representing the Shares and Rights have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that the 440,892 Shares that may be issued and sold by the Company pursuant to grants under the Incentive Plan, when issued, sold and delivered in accordance with the Incentive Plan and agreements to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable, and the Rights associated with the Shares will be duly authorized and validly issued, and will be valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares and the Rights subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Diamond Foods, Inc.

September 26, 2011

Very truly yours,

/S/ FENWICK & WEST LLP

FENWICK & WEST LLP